CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMYRIS, INC.

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to Securities Purchase Agreement (this “Amendment”) is made and entered into as of October 16, 2013, by and among Amyris, Inc., a Delaware corporation (the “Company”), and each of Total Energies Nouvelles Activités USA (f.k.a. Total Gas & Power USA, SAS) (“Total”) and Maxwell (Mauritius) Pte Ltd (“Temasek”).

RECITALS

WHEREAS, the Company and the Purchasers are parties to that certain Securities Purchase Agreement dated August 8, 2013 (the “Agreement”).  Capitalized terms used in this Amendment and not otherwise defined herein have the meanings ascribed to them in the Agreement.

WHEREAS, the Company and each of Total and Temasek desire to amend the Agreement.

WHEREAS, pursuant to Section 9.15 of the Agreement, the Agreement may be amended with the written consent of each of the parties thereto (the “Requisite Parties”).

WHEREAS, the undersigned parties constitute the Requisite Parties.

NOW, THEREFORE, the parties hereby agree as follows:

1.           AMENDMENT OF PRELIMINARY STATEMENT OF THE AGREEMENT.  The Preliminary Statement of the Agreement is hereby amended and restated in its entirety to read as follows:

“Subject to the terms and conditions hereof, the Purchasers desire to purchase, and the Company desires to offer and sell to the Purchasers, (a) $51,822,184.41 in principal amount of the Company’s Tranche I Senior Convertible Notes (the “Tranche I Notes”) and (b) $30,433,512.10 in principal amount of the Company’s Tranche II Senior Convertible Notes (the “Tranche II Notes,” and, together with the Tranche I Notes, the “Securities” and each, a “Security”).  The Tranche I Notes will be evidenced by convertible notes in the form attached hereto as Exhibit A and the Tranche II Notes will be evidenced by convertible notes in the form attached hereto as Exhibit B. The Securities will be convertible into shares (the “Underlying Securities”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), in accordance with the terms of the Securities.”

2.           AMENDMENT OF SCHEDULE I OF THE AGREEMENT.  Schedule I of the Agreement is hereby amended and restated in its entirety to read as set forth on Schedule I hereto.

3.           AMENDMENT OF SECTION 6.1(K) OF THE AGREEMENT.  Section 6.1(k) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(k)           Security Interest.   Unless Total shall have previously released all security interests it holds with respect to the Company’s and its subsidiaries’ Intellectual Property, including, but not limited to, any such security interest created in favor of Total pursuant to the Intellectual Property Security Agreement dated as of April 26, 2013, by the Company in favor of Total, and any related security documents, Total, each of the other Purchasers (the “New Secured Parties”), and the Company shall have executed an agreement in accordance with the terms of the MOU whereby the New Secured Parties shall be given a security interest in collateral that shall be acceptable to the New Secured Parties but that will not include any intellectual property that has been or will be licensed exclusively to Total pursuant to the terms of the Master Framework Agreement, made and entered into as of July 30, 2012, between the Company and Total (the “Master Framework Agreement”) and any agreements or amendments entered into pursuant thereto or in connection therewith (the “New Secured Party Collateral”), and the Company shall have used commercially reasonable efforts to perfect such security interest in the New Secured Party Collateral in accordance with applicable law.”

4.           ADDITION OF PARTIES TO AGREEMENT. Effective upon the execution of this Amendment, each of the parties set forth on Schedule II hereto shall become a party to the Agreement as a “Purchaser”, and in connection therewith they shall execute a counterpart signature page to the Agreement in substantially the form attached hereto as Exhibit A.

5.           FULL FORCE AND EFFECT.  Except as expressly modified by this Amendment, the terms of the Agreement shall remain in full force and effect.

6.           GOVERNING LAW.  This Amendment, and the provisions, rights, obligations, and conditions set forth herein, and the legal relations between the parties hereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law provisions.

7.           INTEGRATION.  This Amendment and the Agreement and the documents referred to herein and therein and the exhibits and schedules thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

8.           COUNTERPARTS; FACSIMILE.  This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Amendment may be executed and delivered by facsimile, or by email in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

AMYRIS, INC.

By: /s/ John Melo
       John Melo, Chief Executive Officer

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURCHASERS:

Maxwell (Mauritius) Pte Ltd
By:	/s/ Rohit Sipamimalani
(signature)

Name:	Rohit Sipamimalani
(printed name)

Title:	Authorized Signatory

Address:	60B Orchard Road #06-18 Tower 2, The Atrium @ Orchard Singapore 238891

Facsimile No:	[*]

E-mail Address:	[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURCHASERS:

Total Energies Nouvelles Activitйs USA (f.k.a. Total Gas & Power USA, SAS)
By:	/s/ Bernard Clement
(signature)

Name:	Bernard Clement
(printed name)

Title:	President

Address:	24 Cours Michelet 92800 Puteaux, France

Facsimile No:	+[*]

E-mail Address:	[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]

EXHIBIT A

Counterpart Signature Page

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURCHASERS:

Pyramis Lifecycle Large Cap Stock  Commingled Pool

By: Pyramis Global Advisors Trust Company, as Trustee

By:  /s/ Richard Synrod
Name:   Richard Synrod
Title:     Director

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURCHASERS:

Variable Insurance Products Fund
III:  Growth & Income Portfolio

By:     /s/ Adrien Deberghes
Name:      Adrien Deberghes
Title:        Deputy Treasurer

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURCHASERS:

Fidelity Securities Fund:  Fidelity Growth & Income Portfolio

By:      /s/ Adrien Deberghes
Name:      Adrien Deberghes
Title:        Deputy Treasurer

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURCHASERS:

Fidelity Commonwealth Trust:  Fidelity Large Cap Stock Fund

By:     /s/ Adrien Deberghes
Name:      Adrien Deberghes
Title:        Deputy Treasurer

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURCHASERS:

Fidelity Hastings Street Trust: Fidelity Series Growth & Income Fund

By:     /s/ Adrien Deberghes
Name:      Adrien Deberghes
Title:        Deputy Treasurer

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURCHASERS:

Fidelity Hastings Street Trust: Fidelity Advisor Series Growth & Income Fund

By:     /s/ Adrien Deberghes
Name:      Adrien Deberghes
Title:        Deputy Treasurer

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]

Schedule I

SCHEDULE OF PURCHASERS

Purchaser	Tranche I Closing Amount	Tranche I Cancellation of Indebtedness		Tranche II Closing Percentage	Maximum Tranche II Closing Amount	Maximum Tranche II Cancellation of Indebtedness	Tranche I Total Purchase Price	Tranche II Total Purchase Price
Maxwell (Mauritius) Pte Ltd (“Temasek”)	$35,000,000.00	$35,000,000.00	*	82.15%	$25,000,000.00		$35,000,000.00
Total Energies Nouvelles Activitйs USA (“Total”)	$9,252,184.41	$9,252,184.41	**	17.85%	$5,433,512.10	$5,433,512.10	$9,252,184.41
Pyramis Lifecycle Large Cap Stock Commingled Pool	$300,000.00			0.00%			$300,000.00
Variable Insurance Products Fund III: Growth & Income Portfolio	$470,000.00			0.00%			$470,000.00
Fidelity Securities Fund: Fidelity Growth & Income Portfolio	$2,800,000.00			0.00%			$2,800,000.00
Fidelity Commonwealth Trust: Fidelity Large Cap Stock Fund	$900,000.00			0.00%			$900,000.00
Fidelity Hastings Street Trust: Fidelity Series Growth & Income Fund	$2,350,000.00			0.00%			$2,350,000.00
Fidelity Hastings Street Trust: Fidelity Advisor Series Growth & Income Fund	$750,000.00			0.00%			$750,000.00
TOTAL	$51,822,184.41	$44,252,184.41		100.00%	$30,433,512.10		$51,822,184.41
*Temasek hereby acknowledges that all obligations of the Company owed to Temasek pursuant to that certain Senior Promissory Note issued by the Company to Temasek on October 2, 2013 are cancelled in their entirety upon delivery by the Company to Temasek of a Tranche I Note with a principal amount of $35,000,000.00 and pre-existing accrued interest as of the date hereof of $192,500.00.

** Total hereby acknowledges that all obligations of the Company owed to Total pursuant to that certain 1.5% Senior Unsecured Convertible Note issued by the Company to Total on December 24, 2012 are cancelled in their entirety upon delivery by the Company to Total of (i) a Tranche I Note with a principal amount of $9,252,184.41 and no pre-existing accrued interest and (ii) a 1.5% Senior Unsecured Convertible Note with a principal amount of $24,047,816.63 and pre-existing accrued interest as of the date hereof of $735,287.52.

Schedule II

Purchaser	Notice Address
Pyramis Lifecycle Large Cap Stock Commingled Pool	State Street Bank & Trust PO Box 5756 Boston, Massachusetts 02206 Attn: [*]
Variable Insurance Products Fund III: Growth & Income Portfolio	M.Gardiner & Co C/O JPMorgan Chase Bank, N.A P.O. Box 35308 Newark, NJ 07101-8006
Fidelity Securities Fund: Fidelity Growth & Income Portfolio	The Northern Trust Company Attn: Trade Securities Processing, C-1N 801 South Canal Street Chicago, IL 60607 Fidelity Securities Fund: Fidelity Growth & Income Portfolio. Reference Account# [*]
Fidelity Commonwealth Trust: Fidelity Large Cap Stock Fund	Brown Brothers Harriman & Co. 525 Washington Blvd Jersey City NJ 07310 Attn: [*] 15th Floor Corporate Actions
Fidelity Hastings Street Trust: Fidelity Series Growth & Income Fund	The Northern Trust Company Attn: Trade Securities Processing, C-1N 801 South Canal Street Chicago, IL 60607 Fidelity Securities Fund: Fidelity Growth & Income Portfolio. Reference Account# [*]
Fidelity Hastings Street Trust: Fidelity Advisor Series Growth & Income Fund	The Northern Trust Company Attn: Trade Securities Processing, C-1N 801 South Canal Street Chicago, IL 60607 Fidelity Securities Fund: Fidelity Growth & Income Portfolio. Reference Account# [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.